SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2006 (May 16, 2006)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2006, the Board of Directors of Massey Energy Company (the “Registrant”) approved the recommendation made by the Compensation Committee of the Board of Directors to provide additional compensation incentives to J. Christopher Adkins, Senior Vice President and Chief Operating Officer, and H. Drexel Short, Jr., Senior Vice President, Group Operations. Effective June 1, 2006, Mr. Adkins’ annual base salary will be increased to $330,000 and Mr. Short’s annual base salary will be increased to $325,000. Messrs. Adkins and Short each will receive a retention cash award of $150,000 on January 1, 2007, January 1, 2008 and January 1, 2009 so long as he has been continuously employed by the Registrant through such date. Messrs. Adkins and Short also were granted 6,000 shares of restricted stock and 3,780 restricted units, one third of each grant to vest on May 16, 2007, May 16, 2008 and May 16, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: May 22, 2006	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

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